Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated September 8, 2023, with respect to the financial statements of Docola, Inc. for the years ended December 31, 2022 and 2021, in its registration statement on Form S-1, dated October 10, 2023. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

October 10, 2023